Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Director of Finance and Investor Relations	Vice President of Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Reports Fourth Quarter and Annual Results

PLANO, TX (February 17, 2005) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) announced consolidated financial results for the three months and year ended December 31, 2004. For the three months, the Company reported revenues of $1.1 billion; earnings before interest, taxes, depreciation, amortization, and other items (“adjusted EBITDA”) of $160.3 million; income from continuing operations of $50.7 million; diluted earnings per share (“EPS”) of $0.64; and diluted EPS from continuing operations of $0.66.

On a same-facility basis compared to the prior year three-month period, inpatient admissions decreased 1.1%, adjusted admissions decreased 0.1%, and inpatient surgeries increased 1.3%. Patient revenue per adjusted admission increased 5.2%, patient revenues increased 5.1%, and revenues increased 4.8%. Same-facility results included facilities owned for the full fourth quarter of both years, including McKenzie-Willamette Hospital, which was acquired October 1, 2003. Revenue growth rates reflected the impact of the Company’s new self-pay discount policy implemented October 2004; without the self-pay discount, the Company estimates that patient revenue per adjusted admission would have increased 6.2%, patient revenues would have increased 6.1%, and revenues would have increased 5.8%.

For the three months, the Company reported a provision for doubtful accounts of $103.8 million, or 9.1% of revenue. Without the new self-pay discount, the Company estimates that the provision for doubtful accounts would have been 10.0% of revenue. The Company continued to include in the allowance for doubtful accounts on its balance sheet approximately $15 million beyond what the Company’s historical experience would require, in order to reflect the potential for further deterioration in the collectibility of receivables from uninsured patients.

For the three months, cash flow from operating activities was $76.3 million, or $140.4 million excluding cash interest payments of $49.6 million and cash tax payments of $14.5 million. The Company spent $105.6 million on capital expenditures, largely for expansion and construction of new facilities, and paid debt principal of $20.9 million. On October 1, 2004, the Company acquired Dukes Memorial Hospital, a 60-bed facility in Peru, Indiana, near the Company’s existing facilities in the Ft. Wayne area, for $16 million. On January 12, 2005, the Company opened its newest facility, Northwest Medical Center – Oro Valley, a 96-bed facility in Tucson.

At December 31, cash and cash equivalents were $56.8 million, and the Company had $378 million available under its $400 million revolving credit facility, which was reduced by $22 million of outstanding letters of credit. Long-term debt outstanding was $1.7 billion, and stockholders’ equity totaled $2.3 billion.

For the year, the Company reported revenues of $4.5 billion; adjusted EBITDA of $612.5 million; income from continuing operations of $138.0 million; diluted EPS of $2.49; diluted EPS from continuing operations of $1.80; and diluted EPS from continuing operations of $2.43 excluding refinancing transaction costs of $76.0 million related to the Company’s May refinancing of its $600 million of 8.75% Senior Notes.

On a same-facility basis compared to the prior year period, inpatient admissions increased 2.4%, adjusted admissions increased 3.2%, and inpatient surgeries increased 4.4%. Patient revenue per adjusted admission increased 5.4%, patient revenues increased 8.7%, and revenues increased 8.3%. Same-facility results included facilities owned for both full year 2003 and 2004.

For the year, cash flow from operating activities was $358.0 million, or $572.2 million excluding cash interest payments of $117.9 million and cash tax payments of $96.3 million. Triad spent $436.0 million on capital expenditures, largely for expansion and construction of new facilities. The Company paid debt principal of $769.8 million during the year, including $75 million from draws on its revolving credit facility during the first quarter, and received proceeds of $600 million from the issuance of new debt in the second quarter.

Triad initiated a company-wide self-pay patient discount policy in October 2004 under which each hospital offers discounts to self-paying uninsured patients with limited financial ability to pay, the magnitude of which varies based on each hospital’s location and each patient’s ability. In addition, beginning April 2005, each hospital will also offer all self-pay patients an initial discount, regardless of ability to pay and commensurate with the local managed care discount. The anticipated effects of the Company’s comprehensive self-pay discount policy, including the additional component to be reintroduced in April, include reduced provision for doubtful accounts as a percent of net revenue and reduced net revenue relative to what they would have been without the self-pay discount. Throughout 2005, the Company expects to report on the estimated impact of the policy on its revenues, provision for doubtful accounts, and related indicators.

As announced on January 25, for 2005, Triad expects to achieve diluted EPS from continuing operations of approximately $2.69-2.79 on revenues of approximately $4.6-4.9 billion and same-facility admissions growth of approximately 2-3%. The Company’s diluted EPS guidance does not include the impact of expensing stock options, which the Company expects to commence no later than the second half of 2005 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The Company is currently evaluating the particular methodology it will use to determine such expense and intends to update its 2005 EPS guidance to incorporate the impact of stock option expense after it completes the evaluation.

The Company’s diluted EPS guidance incorporates an expected provision for doubtful accounts of approximately 9.0-9.5% of revenue in 2005. This range reflects the expected impact of the Company’s new self-pay discount policy, including an additional component to be implemented April 1, which is expected to reduce both revenue and the provision as a percent of net revenue in 2005 relative to what they would have been without the discount. Without the self-pay discount, the Company would have expected the provision to be approximately 10.2-10.7% of revenue in 2005. Triad believes that the provision will likely fluctuate from quarter to quarter during 2005, even possibly outside of this range. Triad also believes that the annual range itself will be subject to change, possibly positive or negative, based on evolving business conditions and the effectiveness of Company actions in response, and this may impact 2005 EPS. The Company’s current EPS guidance excludes any impact from reversing any or all of the $15 million that it continues to include in the allowance for doubtful accounts on its balance sheet.

Beyond 2005, the Company expects to achieve annual EPS growth in at least the mid-teens percent range and expects to achieve further gradual improvement over time, with occasional fluctuation, in its overall return on invested capital.

Triad will conduct a conference call at 9:30 am Eastern Time (8:30 am Central Time) tomorrow, Friday, February 18, to discuss these results. To listen to the call, please call 800-810-0924, confirmation code 7748164. This conference call will be simulcast on the Internet via the Triad Web site at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at (719) 457-0820 or (888) 203-1112, confirmation code 7748164.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 52 hospitals and 14 ambulatory surgery centers in 15 states with approximately 8,340 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting and advisory services to more than 200 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties; such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies; reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended December 31, 2004 and 2003

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2004		2003
	Amount	Percentage	Amount	Percentage
Revenues	$1,139.5	100.0%	$1,016.6	100.0%

Salaries and benefits	458.0	40.2%	407.9	40.1%
Reimbursable expenses	12.3	1.1%	12.3	1.2%
Supplies	187.8	16.5%	161.6	15.9%
Other operating expenses	220.4	19.3%	189.8	18.6%
Provision for doubtful accounts	103.8	9.1%	109.7	10.8%
Depreciation	47.2	4.1%	42.3	4.2%
Amortization	1.6	0.2%	1.4	0.1%
Interest expense	24.9	2.2%	33.3	3.3%
Refinancing transaction costs	—	0.0%	39.9	3.9%
ESOP expense	2.7	0.2%	2.3	0.2%
(Gain) loss on sales of assets	0.2	0.0%	(0.4)	0.0%

Total operating expenses	1,058.9	92.9%	1,000.1	98.3%

Income from continuing operations before minority interests, equity in earnings and income tax provision	80.6	7.1%	16.5	1.7%
Minority interests in earnings of consolidated entities	(1.2)	(0.1%)	(0.8)	(0.1%)
Equity in earnings of affiliates	3.1	0.3%	2.5	0.2%

Income from continuing operations before income tax provision	82.5	7.3%	18.2	1.8%

Income tax provision	(31.8)	(2.8%)	(7.1)	(0.7%)

Income from continuing operations	50.7	4.5%	11.1	1.1%

Loss from discontinued operations	(1.5)	(0.2%)	(11.6)	(1.1%)

Net income (loss)	$49.2	4.3%	$(0.5)	0.0%

Basic income (loss) per common share:
Continuing operations	$0.67		$0.15
Discontinued operations	$(0.02)		$(0.16)

Net	$0.65		$(0.01)

Diluted income (loss) per common share:
Continuing operations	$0.66		$0.15
Discontinued operations	$(0.02)		$(0.16)

Net	$0.64		$(0.01)

Shares used in earnings per share calculations	76,098,302		73,849,422
Shares used in diluted earnings per share calculations	77,314,471		76,102,409

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended December 31, 2004 and 2003

Unaudited

(Dollars in millions)

	For the three months ended
	2004	2003
Revenues	$1,139.5	$1,016.6

Salaries and benefits	458.0	407.9
Reimbursable expenses	12.3	12.3
Supplies	187.8	161.6
Other operating expenses	220.4	189.8
Provision for doubtful accounts	103.8	109.7
Equity in earnings of affiliates	(3.1)	(2.5)

	979.2	878.8

Adjusted EBITDA (1)	160.3	137.8

Depreciation	47.2	42.3
Amortization	1.6	1.4
Interest expense	24.9	33.3
Refinancing transaction costs	—	39.9
ESOP expense	2.7	2.3
(Gain) loss on sales of assets	0.2	(0.4)
Minority interests in earnings of consolidated entities	1.2	0.8

	77.8	119.6

Income from continuing operations before income tax provision	82.5	18.2

Income tax provision	(31.8)	(7.1)

Income from continuing operations	50.7	11.1

Loss from discontinued operations	(1.5)	(11.6)

Net income (loss)	$49.2	$(0.5)

Basic income per common share:
Continuing operations	$0.67	$0.15
Discontinued operations	$(0.02)	$(0.16)

Net	$0.65	$(0.01)

Diluted income per common share:
Continuing operations	$0.66	$0.15
Discontinued operations	$(0.02)	$(0.16)

Net	$0.64	$(0.01)

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, (gain) loss on sales of assets, refinancing transaction costs, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended December 31, 2004 and 2003

Unaudited

(Dollars in millions, except for earnings per share)

	For the years ended
	2004		2003
	Amount	Percentage	Amount	Percentage
Revenues	$4,450.2	100.0%	$3,734.4	100.0%

Salaries and benefits	1,791.4	40.2%	1,519.8	40.7%
Reimbursable expenses	51.1	1.1%	51.6	1.4%
Supplies	728.7	16.4%	582.3	15.6%
Other operating expenses	833.3	18.7%	699.7	18.7%
Provision for doubtful accounts	453.7	10.2%	382.9	10.3%
Depreciation	180.1	4.1%	159.8	4.3%
Amortization	6.3	0.2%	5.8	0.1%
Interest expense	111.1	2.5%	131.0	3.5%
Refinancing transaction costs	76.0	1.7%	39.9	1.1%
ESOP expense	10.3	0.2%	8.5	0.2%
Gain on sales of assets	—	0.0%	(1.4)	0.0%

Total operating expenses	4,242.0	95.3%	3,579.9	95.9%

Income from continuing operations before minority interests, equity in earnings and income tax provision	208.2	4.7%	154.5	4.1%
Minority interests in earnings of consolidated entities	(5.4)	(0.1%)	(6.7)	(0.2%)
Equity in earnings of affiliates	20.5	0.4%	25.4	0.7%

Income from continuing operations before income tax provision	223.3	5.0%	173.2	4.6%

Income tax provision	(85.3)	(1.9%)	(68.7)	(1.8%)

Income from continuing operations	138.0	3.1%	104.5	2.8%

Income (loss) from discontinued operations	53.0	1.2%	(9.3)	(0.2%)

Net income	$191.0	4.3%	$95.2	2.6%

Basic income per common share:
Continuing operations	$1.84		$1.42
Discontinued operations	$0.70		$(0.13)

Net	$2.54		$1.29

Diluted income per common share:
Continuing operations	$1.80		$1.38
Discontinued operations	$0.69		$(0.12)

Net	$2.49		$1.26

Shares used in earnings per share calculations	75,196,662		73,513,542
Shares used in diluted earnings per share calculations	76,597,925		75,363,737

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended December 31, 2004 and 2003

Unaudited

(Dollars in millions)

	For the years ended
	2004			2003
	Excluding Refinancing Transaction Costs	Reconciling Items
Revenues	$4,450.2	$—	$4,450.2	$3,734.4

Salaries and benefits	1,791.4	—	1,791.4	1,519.8
Reimbursable expenses	51.1	—	51.1	51.6
Supplies	728.7	—	728.7	582.3
Other operating expenses	833.3	—	833.3	699.7
Provision for doubtful accounts	453.7	—	453.7	382.9
Equity in earnings of affiliates	(20.5)	—	(20.5)	(25.4)

	3,837.7	—	3,837.7	3,210.9

Adjusted EBITDA (1)	612.5	—	612.5	523.5

Depreciation	180.1	—	180.1	159.8
Amortization	6.3	—	6.3	5.8
Interest expense	111.1	—	111.1	131.0
Refinancing transaction costs	—	76.0	76.0	39.9
ESOP expense	10.3	—	10.3	8.5
Gain on sales of assets	—	—	—	(1.4)
Minority interests in earnings of consolidated entities	5.4	—	5.4	6.7

	313.2	76.0	389.2	350.3

Income from continuing operations before income tax provision	299.3	(76.0)	223.3	173.2

Income tax provision	(113.5)	28.2	(85.3)	(68.7)

Income from continuing operations	185.8	(47.8)	138.0	104.5

Income (loss) from discontinued operations	53.0	—	53.0	(9.3)

Net income	$238.8	$(47.8)	$191.0	$95.2

Basic income per common share:
Continuing operations	$2.47	$(0.63)	$1.84	$1.42
Discontinued operations	$0.70	$(0.00)	$0.70	$(0.13)

Net	$3.17	$(0.63)	$2.54	$1.29

Diluted income per common share:
Continuing operations	$2.43	$(0.63)	$1.80	$1.38
Discontinued operations	$0.69	$(0.00)	$0.69	$(0.12)

Net	$3.12	$(0.63)	$2.49	$1.26

(1)	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sales of assets, refinancing transaction costs, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad’s debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	December 31, 2004	December 31, 2003
Assets

Current assets
Cash and cash equivalents	$56.8	$14.5
Accounts receivable less allowances for doubtful accounts of $326.5 at December 31, 2004 and $257.3 at December 31, 2003	653.9	606.0
Inventories	117.5	109.2
Deferred income taxes	58.0	36.5
Prepaid expenses	41.7	43.0
Discontinued operations assets	—	152.9
Other	86.4	60.5

	1,014.3	1,022.6

Property and equipment, at cost:
Land	174.0	169.0
Buildings and improvements	1,489.6	1,404.6
Equipment	1,272.8	1,123.9
Construction in progress	314.3	144.7

	3,250.7	2,842.2
Accumulated depreciation	(912.0)	(747.2)

	2,338.7	2,095.0

Goodwill	1,253.0	1,231.4
Intangible assets, net of accumulated amortization	72.0	71.5
Investment in and advances to affiliates	198.9	191.1
Other	104.5	123.8

Total assets	$4,981.4	$4,735.4

Liabilities and Equity

Current liabilities
Accounts payable	$141.7	$151.4
Accrued salaries	119.7	121.5
Current portion of long-term debt	79.7	73.7
Discontinued operations liabilities	—	17.9
Other current liabilities	161.6	145.6

	502.7	510.1

Long-term debt	1,587.3	1,684.4
Other liabilities	139.0	118.1
Deferred taxes	218.3	174.7
Minority interests in equity of consolidated entities	190.8	171.8

Stockholders’ equity
Common stock	0.8	0.8
Additional paid-in capital	1,976.8	1,904.6
Accumulated other comprehensive loss	(1.7)	(2.1)
Unearned ESOP compensation	(13.8)	(17.2)
Accumulated earnings	381.2	190.2

Total stockholders’ equity	2,343.3	2,076.3

Total liabilities and stockholders’ equity	$4,981.4	$4,735.4

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended December 31, 2004 and 2003

Unaudited

(Dollars in millions)

	For the three months ended		For the years ended
	2004	2003	2004	2003
Cash flows from operating activities
Net income (loss)	$49.2	$(0.5)	$191.0	$95.2
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	1.5	11.6	(53.0)	9.3
Provision for doubtful accounts	103.8	109.7	453.7	382.9
Depreciation and amortization	48.8	43.7	186.4	165.6
ESOP expense	2.7	2.3	10.3	8.5
Minority interests	1.2	0.8	5.4	6.7
Equity in earnings of affiliates	(3.1)	(2.5)	(20.5)	(25.4)
(Gain) loss on sales of assets	0.2	(0.4)	—	(1.4)
Deferred income tax provision (benefit)	10.3	(3.8)	3.3	48.3
Refinancing transaction costs	—	39.9	76.0	39.9
Non-cash interest expense	0.3	3.4	5.8	9.4
Non-cash stock option expense	0.2	0.1	1.1	0.4
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(136.7)	(163.6)	(497.1)	(449.6)
Inventories and other assets	13.5	(2.3)	(14.0)	(19.5)
Accounts payable and other current liabilities	(19.3)	16.5	(7.5)	43.9
Other	3.7	15.9	17.1	49.5

Net cash provided by operating activities	76.3	70.8	358.0	363.7

Cash flows from investing activities
Purchases of property and equipment	(105.6)	(98.2)	(436.0)	(281.1)
Distributions and advances from affiliates	4.5	3.8	12.7	14.7
Proceeds received on sales of assets	0.2	9.3	230.5	13.1
Acquisitions, net of cash acquired	(16.0)	(185.3)	(16.9)	(185.3)
Other	(0.1)	2.1	(0.2)	2.1

Net cash used in investing activities	(117.0)	(268.3)	(209.9)	(436.5)

Cash flows from financing activities
Payments of long-term debt	(20.9)	(488.8)	(769.8)	(539.5)
Proceeds from issuance of long-term debt	—	600.3	675.0	600.3
Payment of debt issue costs	0.4	(15.3)	(8.7)	(15.3)
Payment of refinancing transactions costs	—	(33.1)	(65.8)	(33.1)
Proceeds from issuance of common stock	25.1	7.1	50.1	14.8
Contributions from (distributions to) minority partners, net	4.0	2.2	13.4	(7.6)

Net cash provided by (used in) financing activities	8.6	72.4	(105.8)	19.6

Change in cash and cash equivalents	(32.1)	(125.1)	42.3	(53.2)

Cash and cash equivalents at beginning of period	88.9	139.6	14.5	67.7

Cash and cash equivalents at end of period	$56.8	$14.5	$56.8	$14.5

Interest payments	49.6	51.9	117.9	125.0
Income tax payments	14.5	7.1	96.3	11.4

Triad Hospitals, Inc.

Operating Data - Same-Facility (1)

Unaudited

	For the three months ended December 31,
	2004	2003(2)	Change
Volume Statistics (3)
Number of hospitals	42	42	—
Licensed beds	7,236	7,226	10
Admissions	70,694	71,495	(1.1%)
Average length of stay (days)	4.7	4.9	(4.8%)
Inpatient surgeries	27,418	27,074	1.3%
Outpatient surgeries	73,543	72,740	1.1%
Outpatient visits (excluding outpatient surgeries)	852,883	842,632	1.2%
Outpatient visits (including outpatient surgeries)	926,426	915,372	1.2%
Adjusted patient days	572,408	602,045	(4.9%)
Adjusted admissions	122,834	122,950	(0.1%)

Rate Statistics (3)
Patient revenue per adjusted patient day	$1,720.1	$1,556.7	10.5%
Patient revenue per adjusted admission	$8,015.7	$7,622.5	5.2%

Revenues (millions)
Inpatient % of patient revenues (3)	52%	54%	(2.0%)
Outpatient % of patient revenues (3)	48%	46%	2.0%
Patient revenues (3)	$984.6	$937.2	5.1%
Non-patient revenues (4)	$47.0	$46.8	0.4%
Revenues	$1,031.6	$984.0	4.8%

(1)	Same-facility operating data include facilities owned and operated in the full fourth quarter of both years. They:
-	Exclude 9 hospitals with 941 beds acquired or opened since fourth quarter 2003;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
-	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	2003 results have been reclassified to exclude discontinued operations.
(3)	Volume statistics, rate statistics, and patient revenues:
-	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(4)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include other sources.

Triad Hospitals, Inc.

Operating Data - Same-Facility (1)

Unaudited

	For the years ended December 31,
	2004	2003(2)	Change
Volume Statistics (3)
Number of hospitals	41	41	—
Licensed beds	7,122	7,112	10
Admissions	279,869	273,352	2.4%
Average length of stay (days)	4.7	4.9	(4.1%)
Inpatient surgeries	108,311	103,721	4.4%
Outpatient surgeries	292,328	278,332	5.0%
Outpatient visits (excluding outpatient surgeries)	3,315,201	3,243,428	2.2%
Outpatient visits (including outpatient surgeries)	3,607,529	3,521,760	2.4%
Adjusted patient days	2,283,102	2,307,520	(1.1%)
Adjusted admissions	487,465	472,392	3.2%

Rate Statistics (3)
Patient revenue per adjusted patient day	$1,664.8	$1,515.2	9.9%
Patient revenue per adjusted admission	$7,797.2	$7,401.2	5.4%

Revenues (millions)
Inpatient % of total patient revenues	52%	53%	(1.0%)
Outpatient % of total patient revenues	48%	47%	1.0%
Patient revenues (millions)	$3,800.9	$3,495.3	8.7%
Non-patient revenues (millions)	$189.8	$189.8	0.0%
Revenues	$3,990.7	$3,685.1	8.3%

(1)	Same-facility operating data include facilities owned and operated in both full years. They:
-	Exclude 10 hospitals with 1,055 beds acquired or opened since fourth quarter 2003;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
-	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	2003 results have been reclassified to exclude discontinued operations.
(3)	Volume statistics, rate statistics, and patient revenues:
-	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(4)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include other sources.

Triad Hospitals, Inc.

Operating Data - Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the three months ended December 31,
	2004	2003(2)	Change
Volume Statistics (3)
Number of hospitals	50	49	1
Licensed beds	8,071	8,046	25
Admissions	77,882	78,540	(0.8%)
Average length of stay (days)	4.7	4.9	(4.1%)
Inpatient surgeries	29,886	29,116	2.6%
Outpatient surgeries	78,221	77,249	1.3%
Outpatient visits (excluding outpatient surgeries)	949,147	941,825	0.8%
Outpatient visits (including outpatient surgeries)	1,027,368	1,019,074	0.8%
Adjusted patient days	631,872	662,596	(4.6%)
Adjusted admissions	135,262	134,516	0.6%

Rate Statistics (3)
Patient revenue per adjusted patient day	$1,725.0	$1,561.8	10.4%
Patient revenue per adjusted admission	$8,058.4	$7,693.2	4.7%

Revenues (millions)
Inpatient % of patient revenues (3)	52%	54%	(2.0%)
Outpatient % of patient revenues (3)	48%	46%	2.0%
Patient revenues (3)	$1,090.0	$1,034.9	5.3%
Non-patient revenues (4)	$49.5	$50.0	(1.0%)
Revenues	$1,139.5	$1,084.9	5.0%

(1)	Pro forma operating data include recent acquisitions on a pro forma basis as if owned since January 1, 2003. They:
-	Include 10 hospitals with 1,055 beds acquired or opened since fourth quarter 2003;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
-	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	2003 results have been reclassified to exclude discontinued operations.
(3)	Volume statistics, rate statistics, and patient revenues:
-	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(4)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include other sources.

Triad Hospitals, Inc.

Operating Data - Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the years ended December 31,
	2004	2003(2)	Change
Volume Statistics (3)
Number of hospitals	50	49	1
Licensed beds	8,071	8,046	25
Admissions	313,855	307,366	2.1%
Average length of stay (days)	4.7	4.9	(4.1%)
Inpatient surgeries	120,453	115,070	4.7%
Outpatient surgeries	314,526	300,748	4.6%
Outpatient visits (excluding outpatient surgeries)	3,760,657	3,706,277	1.5%
Outpatient visits (including outpatient surgeries)	4,075,183	4,007,025	1.7%
Adjusted patient days	2,552,100	2,577,298	(1.0%)
Adjusted admissions	545,777	528,634	3.2%

Rate Statistics (3)
Patient revenue per adjusted patient day	$1,674.3	$1,526.8	9.7%
Patient revenue per adjusted admission	$7,829.1	$7,443.9	5.2%

Revenues (millions)
Inpatient % of patient revenues (3)	52%	53%	(1.0%)
Outpatient % of patient revenues (3)	48%	47%	1.0%
Patient revenues (3)	$4,273.0	$3,935.1	8.6%
Non-patient revenues (4)	$200.3	$203.0	(1.3%)
Revenues	$4,473.3	$4,138.1	8.1%

(1)	Pro forma operating data include recent acquisitions on a pro forma basis as if owned since January 1, 2003. They:
-	Include 10 hospitals with 1,055 beds acquired or opened since fourth quarter 2003;
-	Exclude 1 hospital with 166 beds owned 50% through a joint venture, reported on an equity (non-consolidated) basis;
-	Exclude 6 hospitals with 1,282 beds and 3 ambulatory surgery centers reclassified to discontinued operations and sold in 2004.
(2)	2003 results have been reclassified to exclude discontinued operations.
(3)	Volume statistics, rate statistics, and patient revenues:
-	Exclude the QHR hospital management, consulting and advisory services subsidiary.
(4)	Non-patient revenues:
-	Include the QHR hospital management, consulting and advisory services subsidiary;
-	Include other sources.